                                                                   EXHIBIT 10.56

                        EMPLOYMENT SEPARATION AGREEMENT,
                               WAIVER AND RELEASE

         THIS EMPLOYMENT SEPARATION AGREEMENT, WAIVER AND RELEASE (hereinafter "this Agreement") is made and entered into between SYKES ENTERPRISES, INCORPORATED, and its subsidiaries, affiliates, directors, officers, employees, representatives and agents (collectively referred to herein as the "Employer"), and HARRY A. JACKSON, JR., and his heirs, assigns, executors and administrators (collectively referred to herein as "Employee") on the date set forth below.

         WHEREAS the Employer and Employe desire to amicably end their employment relationship and fully and finally settle all existing or potential claims and disputes between them, whether known or unknown as of this date, the parties agree that Employee's employment is terminated effective April 3, 2003. The parties further agree as follows:

         1. OBLIGATIONS OF THE EMPLOYER. In consideration of Employee's agreement to the terms herein, the Employer shall provide to Employee the following, which contains compensation and benefits which the Employer is not otherwise legally obligated to provide:

         a. Employee will be paid at the rate of his regular base salary through June 30, 2003. Such pay, subject to all required withholdings, will be paid on the regularly scheduled days for corporate payroll. From this amount, Employer will deduct $3,146.89 USD, which represents repayment of certain expenses of Employee previously paid by Employer in the amount of 2,690.81 Euros.

         b. Employer has paid to Employee, in a lump sum, an amount equal to a gross sum of $14,433.75, less all required withholdings, which represents all of Employee's 138.16 hours of accrued but unused vacation as of the date of termination.

         c. Employer will pay the cost of COBRA health insurance continuation from April 3, 2003 through June 30, 2003 for Employee and his family. The obligation of Employer to pay this amount is dependent upon Employee making a timely and valid election to receive COBRA benefits as set forth in section 1 (h) below.

         d. Employer will pay expenses associated with the re-patriation of Employee, including expenses relating to the move of personal property, to the United States, but only to the extent that such expenses are incurred prior to July 15, 2003, and further provided that the reimbursement pursuant to this section 1 (d) shall not exceed $15,000. In addition to the $15,000 limit set forth above, Employer will pay the cost of two business class and two coach class one way air fares from Amsterdam to Orlando, Florida USA, provided that such travel is booked through Sykes Travel.

         e. Employer will pay, through June 30, 2003, the monthly rent for the house Employee is presently occupying in Amsterdam, the Netherlands, as well as the monthly utility expenses for those utilities, which Employer has customarily paid to date.

         f. Employer will pay for one (1) relocating trip from the Netherlands to Tampa, Florida, and return, for Employee, to include business class airfare (provided that such arrangements are booked through Sykes Travel), and a rental automobile and fuel for one week. No meals or lodging will be paid for or reimbursed by the Employer. Such trip must be completed prior to June 30, 2003.

         g. The parties mutually agree that the tax preparation and equalization services provided to the Employee as was set forth in that certain December 1, 1998 Letter of Understanding will continue to be provided for the 2002 tax year, and that any refund or payment due in connection with Employee's Dutch return will be made to or by the Employer. Any refund or payment due in connection with Employee's U.S. return will be made to or by the Employee. The parties mutually agree that no such services will be provided for any period beginning on or after January 1, 2003.

         h. In accordance with the provisions of the Consolidated Omnibus Reconciliation Act of 1986 ("COBRA"), Employer is required to advise Employee that upon separation of service, Employee may elect to continue, for a period of up to eighteen (18) months, the same health insurance coverage, dental insurance coverage, vision insurance coverage and prescription drug plan that is being provided to Employee by Employer as of the date of this Agreement. Employee will be notified of his rights under COBRA and the cost of such continuation of coverage by letter. Employee must affirmatively elect such coverage in order to take advantage of this right.

         i. This Agreement, and the obligations of Employer, including the payments required to be made pursuant to paragraphs a, c, d, e, f and g above, shall not become effective, if at all, until the eighth (8th) day following the date Employee executes this Agreement, so long as such execution is not revoked by Employee pursuant to paragraph 2(b)(iv) below.

         2. OBLIGATIONS OF EMPLOYEE. In consideration of the foregoing special separation arrangements provided by the Employer, Employee agrees as follows:

         a. Employee agrees to release and forever discharge by this Agreement the Employer from all liabilities, causes of actions, charges, complaints, suits, claims, obligations, costs, losses, damages, injuries, rights, judgments, attorneys' fees, expenses, bonds, bills, penalties, fines, and all other legal responsibilities of any form whatsoever whether known or unknown, whether suspected or unsuspected, whether fixed or contingent, whether in law or in equity, including but not limited to those arising from any acts or omissions occurring prior to the effective date of this Agreement, including those arising by reason of any and all matters from the beginning of time to the present, arising out of his past employment with, compensation during, and separation from Employer. Employee specifically releases claims under all applicable laws of The Netherlands, and all applicable United States state and federal laws, including but not limited to, Title VII of the Civil Rights Act of 1964 as amended, the Fair Labor Standards Act, the Rehabilitation Act of 1973, the Family Medical Leave Act, the Employee Retirement Income Security Act, the Consolidated Omnibus Reconciliation Act of 1986, the Americans with Disabilities Act, the Florida Civil Rights Act of 1992, the Workers' Compensation Act, the Equal Pay Act, the Age Discrimination in Employment Act of 1967 (Title 29, United States Code, Section 621, et seq.) ("ADEA"), as well as all common law claims, whether arising in tort or contract.

         b. In addition to the other provisions in this Agreement, Employee acknowledges that the information in the following paragraphs is included for the express purpose of complying with the Older Workers' Benefits Protection Act, 29 U.S.C. Section 626(f):

                  i. I, Harry A. Jackson Jr., was over 40 years of age when I separated my employment and when I signed this Agreement. I realize there are many laws and regulations prohibiting employment discrimination or otherwise regulating employment or claims related to employment pursuant to which I may have rights or claims, including the Age Discrimination in Employment Act of 1967, as amended (the "ADEA"). I hereby waive and release any rights or claims I may have under the ADEA.

                  ii. By signing this Agreement, I state that I am receiving compensation and separation benefits to which I was not otherwise entitled. I am waiving and releasing all claims against Employer that I may have based on my age. I am not waiving any claim or action under the ADEA based upon rights or claims that may arise after the date I sign this Agreement.

                  iii. I am being given additional compensation and benefits as contained in Section 1 hereof in exchange for the release and waiver of all claims that I am agreeing to herein. The additional compensation and benefits are in addition to anything of value to which I am already entitled.

                  iv. I was informed in writing that I could consult with an attorney before signing this Agreement. I acknowledge that I was given the opportunity to consider this Agreement for twenty-one (21) days before signing it, and, if I sign it, to revoke it for a period of seven (7) days thereafter. Regardless of when I signed this Agreement, I acknowledge that my seven-day period will not be waived. The payments under paragraph 1. a, c, d, e, f and g above will not be made to me, if at all, until after the seven-day revocation period expires.

         c. Employee shall not disclose, either directly or indirectly, any information whatsoever regarding any of the terms or the existence of this Agreement or of any other claim Employee may have against the Employer, to any person or organization, including but not limited to members of the press and media, present and former employees of the Employer, companies who do business with the Employer, or other members of the public. The only exceptions to Employee's promise of confidentiality herein is that Employee may reveal such terms of this Agreement as are necessary to comply with a request made by the Internal Revenue Service, as otherwise compelled by a court or agency of competent jurisdiction, as allowed and/or required by law, or as necessary to comply with requests from Employee's accountants or attorneys for legitimate business purposes.

         d. Employee shall refrain from making any written or oral statement or taking any action, directly or indirectly, which Employee knows or reasonably should know to be disparaging or negative concerning the Employer except as allowed or required by law. Employee also shall refrain from suggesting to anyone that any written or oral statements be made which Employee knows or reasonably should know to be disparaging or negative concerning the Employer, or from urging or influencing any person to make any such statement. This provision shall include, but not be limited to, the requirement that Employee refrain from expressing any disparaging or negative opinions concerning the Employer, Employee's separation from the Employer, any of the Employer's officers, directors, or employees, or any other matters relative to the Employer's reputation as an employer. Employee's promises in this subsection, however, shall not apply to any judicial or administrative proceeding in which Employee is a party or has been subpoenaed to testify under oath by a government agency or by any third party.

                  e. Beginning on the date of this Agreement and continuing at all times hereafter, Employee and Employer shall, without any additional compensation except as provided herein, provide each other with full cooperation and reasonable assistance and will take all reasonable actions and execute such documents as reasonably necessary to affect a timely and seamless transition to others of Employee's statutory directorships, statutory shareholdings, statutory board of director positions and or statutory officer positions, or any similarly situated positions, if any, held in any of the Sykes Enterprises Incorporated companies, including any and all sister, parent or subsidiary companies and will provide full cooperation and reasonable assistance with Employer's defense of (i) any litigation against Employer, its officers, its subsidiaries, or its affiliates pending as of the date hereof or (ii) any other litigation against Employer, its officers, its subsidiaries, or its affiliates arising out of or relating to any circumstance, fact, event, or omission alleged to occur while Employee was employed by Employer. Employee shall at all times promptly be reimbursed by Employer for any and all out-of-pocket expenses, including travel expenses, that may be incurred by Employee in providing such cooperation and assistance, and to the extent that Employee provides any such assistance or cooperation, the Employee also shall be compensated for his time in providing such cooperation and assistance at a rate equivalent to a per diem based upon his base salary as in effect as of his date of termination. Such cooperation and assistance shall include, but not be limited to, access for research, being available for consultation, for deposition and trial testimony, and for availability and execution of discovery-related documents such as interrogatories, affidavits, requests for production, requests for admissions, and responses to each, as deemed necessary. Employee and Employer further agree to provide their good will and good faith in providing honest and forthright cooperation in all other aspects of their defense of any such litigation.

         f. Employee will, on or before June 30, 2003, vacate the house Employee currently occupies (which house is leased by the Employer), leaving it in the condition required by the lease agreement upon termination.

         g. Employee represents and warrants that he has filed expense reports with the Employer for all expenses incurred by Employee on behalf of Employer and that there are no additional expenses for which Employee will seek reimbursement.

         3. TERMINATION AND RECOVERY OF BENEFITS. The Employer is entitled to recover the payments paid to Employee under paragraph l of this Agreement if the Employer reasonably relied upon any misrepresentation of Employee in agreeing to undertake those obligations.

         4. NON-ADMISSION. Neither this Agreement, nor anything contained herein, is to be construed as an admission by the Employer or Employee or as evidence of any liability, wrongdoing or unlawful conduct whatsoever.

         5. SEVERABILITY. If any provision of this Agreement is invalidated by a court of competent jurisdiction, then all of the remaining provisions of this Agreement shall continue unabated and in full force and effect.

         6. ENTIRE AGREEMENT. This Agreement contains the entire understanding and agreement between the parties and shall not be modified or suspended except upon express written consent of the parties to this Agreement. Employee represents and acknowledges that in executing this Agreement Employee does not rely and has not relied upon any representation or statement made by the Employer or its agents, representatives or attorneys which is not set forth in this Agreement.

         7. SUPERSEDES PAST AGREEMENTS. Except as expressly provided herein, this Agreement supersedes any previous employment agreements, contracts, or understandings, whether written or oral, between Employee and the Employer; specifically including but not limited to that certain letter from the Employer to the Employee dated April 3, 2003. Provided, however, those portions of that certain Employment Agreement dated the 6th day of March, 2002 (the "Employment Agreement"), which by its terms are intended to survive any termination of that agreement, specifically including sections 4 and 5 thereof, shall survive and remain binding upon Employee in accordance with their terms. Provided, however, notwithstanding sections 4 and 5 of the Employment Agreement, the Employer agrees that Employee may seek and accept employment with Service Zone, Inc., Design Technology Ltd. (d/b/a Transcom ISP), Sitel Corporation or ClientLogic Corporation (collectively referred to as the "Excepted Corporations"). In the event that Employee accepts employment with any of the Excepted Corporations, all restrictions set forth in sections 5(c) (3), (4), (5) and (6) of the Employment Agreement shall remain in effect, and Employee agrees that he will obtain a written statement from the Excepted Corporation acknowledging that Employee is bound by these restrictive covenants. Employee expressly admits and agrees that this Agreement provides compensation and benefits in lieu of any amounts that Employee could have received under any prior agreements or understandings with Employer. In the event that this Agreement is not executed by Employee, or in the event Employee executes this Agreement, but revokes his acceptance prior to the expiration of the seven (7) day period referenced in paragraph 2(b)(iv) above, that certain letter from Employer to Employee dated April 3, 2003 shall remain in full force and effect.

         8. GOVERNING LAW. This Agreement shall be governed by the laws of the State of Florida.

         9. ATTORNEY'S FEES. In any action brought to enforce this Agreement, the party in whose favor a judgment or decree has been rendered shall be entitled to recover costs and attorney's fees expended in any action to enforce the terms of this Agreement (including seeking injunctive relief or recision), or to defend a claim, lawsuit or other type of action which has been waived herein from the non-prevailing party.

         10. EFFECTIVE DATE. This Agreement may be revoked by the Employee for a period of seven (7) days following the execution of the Agreement, and the Agreement shall not become effective or enforceable until the revocation period has expired.

         IN WITNESS WHEREOF, and intending to be legally bound, the Employer by its authorized representative, and Employee, execute this Employment Separation Agreement, Waiver and Release, by signing below voluntarily and with full knowledge of the significance of all its provisions.

         PLEASE READ CAREFULLY. THIS EMPLOYMENT SEPARATION AGREEMENT, WAIVER AND RELEASE INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

         Executed at Amsterdam, The Netherlands, this 22nd day of May, 2003.

                                        /s/ Harry A. Jackson Jr.
                                        -----------------------------------
                                        Harry A. Jackson Jr.

         Executed at Sykes Enterprises, Incorporated, Tampa Headquarters, this 9th day of June, 2003,

                                        SYKES ENTERPRISES, INCORPORATED

                                    BY: /s/ Jenna R. Nelson
                                        --------------------------------------
                                        Jenna R. Nelson
                                        Senior Vice President, Human Resources